Exhibit 99.1

To: All U.S. Starbucks Partners
Date: May 21, 2020
Subject: Building a Bridge to Our Future… Now

Throughout history, when humanity is faced with adversity, new ideas are born and people embrace change. This reinvention is healthy as it enables lasting progress.

For example, during the American Civil War when the United States was divided like never before, President Abraham Lincoln initiated the construction of the Transcontinental Railroad, which brought the country closer together. When the nation lived in fear of polio, investments in medical research encouraged and allowed Dr. Jonas Salk to discover a vaccine. During the Cold War, President John F. Kennedy united the country around a quest to the Moon.

Similarly, we will all be shaped by this shared experience as we navigate a global pandemic, and this experience will be a catalyst for new ideas. Ideas that reshape our future and create lasting positive change.

At Starbucks, we have been on this journey together, every step of the way since the virus emerged and then grew into a global pandemic. From the beginning, we have used three simple principles to guide our decisions – prioritizing the health and well-being of our partners and customers; playing a constructive role in supporting health and government officials as they work to mitigate the spread of this virus; and showing up in a positive and responsible way to serve our communities.

I am proud of all Starbucks partners, and how you have shown up in support of one another and in support of the communities we serve. You are the heartbeat of Starbucks, and you have demonstrated why our company is resilient.

In regular letters to customers, partners and all stakeholders, as well as through weekly virtual meetings with several thousand field and support center partners, I have had open, honest, and transparent conversations about the challenges we face, and the progress we are making, together as a Starbucks family. We are now in a new phase of this journey during which, step-by-step, we are reopening stores, reconnecting with customers, and recovering our business globally.

Over the past two weeks in the U.S., we are seeing a positive response from customers as they adapt their daily rituals to this “now normal.” However, until a vaccine is developed and broadly available, consumers will be cautious as they return to work or go back to school. And with over 36 million Americans suddenly out of work and concerned about their future, there are questions about the overall shape of the economic recovery in this COVID-19 economy.

We know that after several weeks of lockdown and sheltering-in-place, consumers will seek experiences that are safe, familiar and convenient. The reopening of our stores in China, the U.S. and elsewhere have confirmed that to be true. Over the last week, we have now regained about 60-65 percent of prior year comparable U.S. store sales while reopening under modified operations and with reduced hours. In China, we have seen progress as well and our comparable store sales have reached about 80 percent of prior year levels, reflecting gradual improvements over the past several weeks.

We learned in China that when we re-open stores, we begin a recovery process that starts with those safe, familiar and convenient experiences and grows from there. Our recovery progresses each week, and we know that it will take time to fully recover and post positive comparable store sales growth. For example, we began reopening a large number of stores in the U.S. in the second week of May and we are tracking slightly above our forecasted recovery curve. With the launch of our new summer menu today, we are hoping to begin welcoming back more customers to Starbucks.

We are pleased with our progress, but we are by no means immune to this global pandemic. Therefore, I want to be straightforward in describing our plan that both adapts to the new COVID-19 economy while building a bridge to the future. Our “Bridge to the Future,” includes three clear actions that I want to share with you here:

•We are already well under way with the first action: reopening stores and recovering our business – a phase I have described in recent weeks as “monitor and adapt.” On a daily basis, we monitor the virus’s status in each of the communities we serve, work to exceed local health officials’ recommendations to keep our partners and customers safe, and we make store-by-store decisions. We are borrowing strongly from our lessons navigating this in China, expanding options for mobile ordering and pick-up, and innovating on our store operations to serve customers responsibly.

•Second, we will accelerate the transformation of the “third place” that was already underway before COVID-19 by adapting the Starbucks experience in ways that better serve customers, both in our stores and on-the-go. The pandemic has forced consumers to change behaviors by socially distancing, accommodating self-quarantine restrictions and preserving personal safety and well-being. Working from home has become the new normal for many of our customers, as has purchasing food and beverage online for either pickup or delivery. Since approximately 80 percent of our store transactions before the crisis were “on the go,” driven in many ways by the use of the Starbucks mobile app, we were already adapting to new consumer trends that balance the need for convenience on-the-go with the desire for connection in our stores. Our digital leadership and ability to transform lower performing locations and formats to successful new store formats (i.e. relocate Starbucks stores from low-traffic malls to new, thriving Starbucks locations that combine the third place with drive-thrus) are unique strengths that we will lean into in the coming months. The plans we had for this broader store transformation over a three to five-year period will now occur over the next 12 to 18 months.

This transformation is particularly true in dense metro areas. Over the last two years, we studied how customers experience our stores in dense markets and have realized that increased mobile pickup orders were crowding our stores and reducing the quality of the experience for many customers. That is why we created the first-ever Starbucks® Pickup store that has been operating in Penn Plaza in New York City for the past nine months, catering specifically to customers on-the-go. By blending traditional Starbucks stores in dense markets with these new Starbucks Pickup stores optimized for the mobile order occasion, we not only improve the customer experience for those who want to sit in our store and enjoy their beverage but also create a great experience for those customers who want a convenient way to pick up their beverage on-the-go. In addition to more Pickup stores, our customers will soon see more curbside pickup options as well as delivery – all formats optimized for the current crisis and a future of changing consumer expectations for the third place across the U.S. While the look and feel of many stores will change, the one constant that remains is the human connection made possible by partners who proudly wear the green apron.

•Third, to build our bridge to the future we must continue to prioritize how best to bring our partners on the journey with us. Since the beginning of this crisis, and continuing today, it’s our intent to preserve as many jobs as possible while ensuring the safety of Starbucks partners. That’s why we offered comprehensive COVID-19 benefits so every partner would feel truly supported through this crisis. We have stood strong, together – ALL of us – and made a commitment to do our part to keep partners’ care front and center as we weather the storm, including enhanced Catastrophe Pay as well as Service Pay for those navigating the many impacts. At the beginning of May, thousands of partners took advantage of our 30-day unpaid leave policy, which enabled those who chose to stay home or felt unsafe coming to work to keep their jobs and all of their eligible employment benefits through the leave.
While we believe the focused actions we are taking – to deliver contactless customer experiences, coupled with continued beverage innovation and expanded digital capabilities – will over time allow us to recover the business and recreate the momentum we experienced prior to the pandemic, we need to acknowledge that during this COVID-19 economy, many of our stores will maintain modified operations and reduced hours and will not require the same level of staffing.

As we stated recently in our earnings report, as customer traffic builds, we will see an increasing number of partner hours allocated to our stores. Until that time, however, the number of hours many of our partners were used to pre-pandemic won’t be available. It is important that we are open and honest about the current reality of the COVID-19 economy, and work directly with each partner to ensure they understand the options in front of them whether they choose to stay with Starbucks or choose to pursue a different path.

To help Starbucks partners who choose to stay, understanding the limited hours available, we are extending the COVID-19 unpaid leave policy through the end of September as an option for those partners who need the safety net of Starbucks comprehensive benefits and wish to remain a Starbucks partner, while being able to access any emergency benefits they may be eligible for by their state or by Congress through the CARES Act. In addition, Starbucks will cover the health care premiums for eligible partners during this public health crisis for those on COVID-19 leave. We are finalizing the details now and will be sharing those with all U.S. store partners starting next week.

Our Consistent Path Remains Clear

With health officials’ recommendations and evolving local governments’ directives, it may seem that the business environment during this pandemic is ever-changing. Regardless, the path for Starbucks has been clear and consistent since the beginning of this pandemic. Our goal has been to protect customer and partner safety, support local government and health officials while working to exceed their guidelines for safety, and to show up in a positive way for the communities we serve.

This much I know is true: connection and community are fundamental to humanity. As we gradually come out of isolation, people will continue to crave connection and crave a sense of community.

So that is our job now: to build a bridge to a future that – yes – will look different, but that stays true to Starbucks mission and values. We will build it together, and it will carry us all to a better tomorrow for Starbucks and the communities we serve. Out of this crisis, just as those of our past, will come lasting progress. I predict that progress, whatever shape it takes, will lead to greater joy in each of us and more sense of community than we’ve ever known.

Stay strong and stay safe.

With gratitude,

Kevin

Forward-Looking Statements

Certain statements contained herein are “forward-looking” statements within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “remain,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include statements relating to: the timing and effects of the third place transformation initiative; the temporary nature of the impact of COVID-19 on our business, operations and financial results and the anticipated timing of recovery of business; the assumption and effects of improvements in traffic in stores; our optimism for business recovery over time; and the ability to leverage operational insights from our experience in China to inform our actions in other markets, including the U.S. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results and trends may differ materially depending on a variety of factors, including, but not limited to: further spread of COVID-19; regulatory measures or voluntary actions that may be put in place to limit the spread of COVID-19, including restrictions on business operations or social distancing requirements, and the duration of such restrictions; the potential for a resurgence of COVID-19 infections in a given geographic region after it has hit its “peak”; fluctuations in U.S. and international economies and currencies; our ability to preserve, grow and leverage our brands; the ability of our business partners and third-party providers to fulfill their responsibilities and commitments; the acceptance of the Company’s products by our customers and evolving consumer preferences and tastes and the availability of consumer financing; changes in the availability and cost of labor; the impact of competition; inherent risks of operating a global business; the prices and availability of coffee, dairy and other raw materials; the effect of legal proceedings; the disruption to our business related to COVID-19; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” sections of Starbucks Annual Report on Form 10-K for the fiscal year ended September 29, 2019 and Starbucks Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2020. The Company assumes no obligation to update any of these forward-looking statements.